Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
ACCOUNTING FIRM

The Board of Directors

The Rouse Company:

We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 33-57347 and 333-67137), Form S-8 (File Nos. 2-83612, 333-32277, 333-54882, 333-72256, 333-104520, 333-104521 and 333-104527) and Form S-4 (File No. 333-01693) of our report dated February 25, 2004 except for notes 1, 2, 4, 7, 9, 10, 11, 12, 16, 17, 18 and 20, which are as of November 9, 2004, relating to the consolidated balance sheets of The Rouse Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the financial statement schedules of Valuation and Qualifying Accounts and Real Estate and Accumulated Depreciation, which report appears in the current report on Form 8-K of The Rouse Company filed November 9, 2004.

Our report refers to the adoption by the Company of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in 2002.

/s/ KPMG LLP

Baltimore, Maryland
November 9, 2004